EXHIBIT 99.1

ASTEC INDUSTRIES, INC. REPORTS THIRD QUARTER 2003 RESULTS

CHATTANOOGA, Tenn. (October 21, 2003) - Astec Industries, Inc. (Nasdaq: ASTE) today reported results for the third quarter ended September 30, 2003.

Revenues for the third quarter of 2003 were $106.9 million compared with $126.1 million for the third quarter of 2002. Domestic sales accounted for 76.5% and international sales 23.5% of the third quarter revenues of 2003 compared to 85.9% for domestic sales and 14.1% for international sales of the third quarter revenues for 2002. The net loss for the third quarter of 2003 was $0.8 million, or $0.04 per share. The net loss for the third quarter of 2002 was $1.4 million or $0.07 per share.

Revenues for the nine months ended September 30, 2003, were $338.8 million compared with $375.2 million in the same period in 2002. The net loss for the nine months ended September 30, 2003, was $4.8 million, or $0.25 per share, compared to net income of $5.6 million, or $0.28 per fully diluted share for the same period in 2002.

Consolidated financial statements for the third quarter and the first nine months of fiscal year 2003 and additional information related to segment revenues and profits are attached to this press release.

Astec's backlog at September 30, 2003, was $42.1 million compared with $63.4 million at September 30, 2002.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, "The lack of sales volume experienced in the third quarter, along with pricing pressure and underabsorbed overhead significantly impacted our gross margin. Compared to the third quarter of the prior year, we made progress in reducing our selling, general, administrative and engineering expenses by $3.2 million. Interest expense has been reduced $1.1 million for the third quarter compared to the third quarter of the prior year as a result of reducing our long-term debt. Of the year-to-date pre-tax loss of $7.8 million, $6.3 million is attributable to the refinancing of our debt. The $6.3 million of refinancing expense is composed of the senior note termination expense of $3.8 million (shown on a separate line in the income statement), $2.2 million included in S,G,A,&E expense, and $0.3 million included in the interest expense. We expect the challenging market conditions to persist for the rest of 2003 and into 2004. Based on our information, customers' operating results for the third quarter and the five-month continuation of the Federal Highway funding in addition to the 50% bonus depreciation are generating some positive indications in customers' capital expenditure plans. "

Comments Concerning the Third Quarter of 2003: The following discussion is a compilation of "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those anticipated as of the date of this press release.

Investor Conference Call and Web Simulcast

Astec will conduct a conference call on October 21, 2003, at 10:00 A.M. Eastern Time to review its third quarter results as well as current business conditions. The number to call for this interactive teleconference is (800) 404-1354; international participants should dial (706) 643-0825. Please reference Astec Industries.

The company will also provide an online Web simulcast and rebroadcast of the conference call. The live broadcast of Astec's conference call will be available online at the Company's website:

www.astecindustries.com/investors/corporate_info/conference_calls/default.htm

An archived webcast will be available for 90 days at www.astecindustries.com.

. A replay of the conference call will be available through midnight on Friday, October 24, 2003 by dialing (800) 642-1687 - Confirmation/Conference ID # 3264502. A transcription of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 days after the call.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world's infrastructure. Astec's manufacturing operations are divided into four business segments: aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.

The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the Company's financial performance for the future generally, the amounts of future highway funding, the effects of increased highway funding and changes in the tax laws on the capital expenditures of the Company's customers, and persistent challenging market conditions. These forward-looking statements reflect management's expectations that are based upon currently available information, and the Company undertakes no obligation to update or revise such statements. These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated. Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements. Important factors that could cause future events or actual results to differ materially include: general uncertainty in the economy, further downturns in the economy or delays in any upturns in the economy, rising oil and liquid asphalt prices, a failure to comply with covenants in the Company's credit facility, rising interest rates, decreased funding for highway projects, the timing of large contracts, production capacity, general business conditions in the industry, demand for the Company's products, seasonality and cyclicality in operating results, seasonality of sales volumes, competitive activity and those other factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2002.

For Additional Information Contact:
J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
F. McKamy Hall
Vice President and Chief Financial Officer
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: mhall@astecindustries.com
or
Stephen C. Anderson
Director of Investor Relations
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com

Astec Industries, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	September 30	September 30
	2003	2002
Assets
Current Assets
Cash and cash equivalents	$ 12,610	$ 8,927
Receivables, net	59,496	73,766
Inventories	108,932	128,513
Prepaid expenses and other	19,594	15,837
Total current assets	200,632	227,043
Property and equipment, net	112,969	118,824
Other assets	42,038	56,554
Total assets	$ 355,639	$ 402,421
Liabilities and shareholders' equity
Current liabilities
Notes payable	$ 548	$ 2,040
Current maturities of long-term debt	5,861	521
Accounts payable - trade	28,948	31,532
Other accrued liabilities	36,869	42,590
Total current liabilities	72,226	76,683
Long-term debt, less current maturities	80,682	109,650
Other non-current liabilities	10,645	11,715
Minority interest in consolidated subsidiary	475	372
Total shareholders' equity	191,611	204,001
Total liabilities and shareholders' equity	$ 355,639	$ 402,421

Astec Industries, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2003	2002	2003	2002
Net sales	$106,870	$126,100	$338,837	$375,211
Cost of sales	88,557	105,338	279,990	299,948
Gross profit	18,313	20,762	58,847	75,263
Selling, general, administrative & engineering expenses	17,985	21,145	57,883	61,080
Income from operations	328	(383)	964	14,183
Interest expense	1,545	2,672	5,983	7,834
Other income, net of expense	(61)	932	1,026	2,059
Senior note termination expense	-	-	(3,837)	-
Income (loss) before income taxes	(1,278)	(2,123)	(7,830)	8,408
Income taxes	(500)	(706)	(3,040)	2,745
Minority interest in earnings	7	21	39	59
Net income (loss)	$(785)	$(1,438)	$(4,829)	$5,604

Earnings per Common Share
Net income (loss):
Basic	$(0.04)	$(0.07)	$(0.25)	$0.29
Diluted	$(0.04)	$(0.07)	$(0.25)	$0.28
Weighted average common shares outstanding
Basic	19,698,817	19,676,205	19,687,774	19,651,619
Diluted	19,698,817	19,676,205	19,687,774	19,951,912

Astec Industries, Inc. and Subsidiaries
Segment Revenues and Profits
For the three months ended September 30, 2003 and 2002
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2003 Revenues	26,578	44,232	19,691	15,290	1,079	106,870
2002 Revenues	40,776	52,349	23,768	8,052	1,155	126,100
Change $	(14,198)	(8,117)	(4,077)	7,238	(76)	(19,230)
Change %	(34.8%)	(15.5%)	(17.2%)	89.9%	(6.6%)	(15.2%)

2003 Gross Profit	4,104	8,872	4,311	999	27	18,313
2003 Gross Profit %	15.4%	20.1%	21.9%	6.5%	2.5%	17.1%
2002 Gross Profit	5,909	9,717	4,380	394	362	20,762
2002 Gross Profit %	14.5%	18.6%	18.4%	4.9%	31.3%	16.5%
Change	(1,805)	(845)	(69)	605	(335)	(2,449)

2003 Profit (Loss)	203	932	1,340	(1,670)	(1,596)	(791)
2002 Profit (Loss)	320	1,566	1,073	(2,354)	(2,609)	(2,004)
Change $	(117)	(634)	267	684	1,013	1,213
Change %	(36.6%)	(40.5%)	24.9%	29.1%	38.8%	(60.5%)

Segment revenues are reported net of intersegment revenues. Segment gross profit is net of profit on intersegment revenues. A reconciliation of total segment profits to the Company's consolidated net income is as follows:

		For the three months ended September 30,
			2003	2002
Total (loss) for all segments			(791)	(2,004)
Minority interest in earnings of subsidiary			(7)	(21)
Recapture of intersegment profit			13	587
Consolidated net income (loss)			(785)	(1,438)

Astec Industries, Inc. and Subsidiaries
Segment Revenues and Profits
For the nine months ended September 30, 2003 and 2002
(in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2003 Revenues	101,633	134,678	60,950	39,730	1,846	338,837
2002 Revenues	135,544	148,942	57,628	30,087	3,010	375,211
Change $	(33,911)	(14,264)	3,322	9,643	(1,164)	(36,374)
Change %	(25.0%)	(9.6%)	5.8%	32.1%	(38.7%)	(9.7%)

2003 Gross Profit	14,224	28,581	13,020	2,762	260	58,847
2003 Gross Profit %	14.0%	21.2%	21.4%	7.0%	14.1%	17.4%
2002 Gross Profit	22,033	32,814	14,884	4,717	815	75,263
2002 Gross Profit %	16.3%	22.0%	25.8%	15.7%	27.1%	20.1%
Change	(7,809)	(4,233)	(1,864)	(1,955)	(555)	(16,416)

2003 Profit (Loss)	1,775	4,734	3,474	(5,819)	(9,468)	(5,304)
2002 Profit (Loss)	7,835	7,809	5,338	(2,622)	(12,095)	6,265
Change $	(6,060)	(3,075)	(1,864)	(3,197)	2,627	(11,569)
Change %	(77.3%)	(39.4%)	(34.9%)	(121.9%)	21.7%	(184.7%)

Segment revenues are reported net of intersegment revenues. Segment gross profit is net of profit on intersegment revenues. A reconciliation of total segment profits to the Company's consolidated net income is as follows:

		For the nine months ended September 30,
			2003	2002
Total profit (loss) for all segments			(5,304)	6,265
Minority interest in earnings of subsidiary			(39)	(59)
Recapture (elimination) of intersegment profit			514	(602)
Consolidated net income (loss)			(4,829)	5,604